SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-A12B/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OMEGA NAVIGATION ENTERPRISES, INC.

(Exact name of Issuer as specified in its charter)

Republic of the Marshall Islands	n/a

(State of incorporation or organization)	(IRS Employer Identification No.)
Omega Navigation Enterprises, Inc. 61 Vasilissis Sofias Ave. Athens 115 21 Greece

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	Nasdaq Global Market

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

        Securities Act Registration Statement file number to which this form relates: N/A

None

(Title of Class)

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A12B is being filed by Omega Navigation Enterprises Inc. (the "Company") solely for the purpose of amending and restating the Company's Stockholders Rights Agreement, filed with the Securities and Exchange Commission as Exhibit 4.1 to Form 8-A12B (File No. 001-33976) on February 22, 2008.  The Amended and Restated Stockholders Rights Agreement dated August 5, 2010 by and between the Company and Computershare Trust Company, N.A. is attached hereto as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 5, 2010	OMEGA NAVIGATION ENTERPRISES, INC.
	By:	/s/ Charilaos Loukopoulos Name: Charilaos Loukopoulos Title: Chief Operating Officer